Targeted Medical Pharma, Inc. 8-K

EXHIBIT 10.20

Lock-Up Agreement

_________________, 2011

Targeted Medical Pharma, Inc.
2980 Beverly Glen Circle, Suite 301
Los Angeles, California 90077

Re:           Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the shares of common stock (the “Shares”) of Targeted Medical Pharma, Inc., a Delaware corporation (the “Company”) held by the undersigned.

In order to induce Sunrise Securities Corp. (“Sunrise”) to consummate a public or private financing with gross proceeds of at least $25,000,000 to the Company (the “Financing”), the undersigned hereby agrees that, during the lock-up period, which is defined herein (the “Lock-Up Period”), the undersigned: (a) will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of the Shares, and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to the Shares (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of the Shares, whether or not such transaction is to be settled by delivery of the Shares, other securities, cash or other consideration.  For purposes of this agreement, “Lock-Up Period” shall mean a period of twelve (12) months from the date on which the registration statement registering the securities issued in the Financing is declared effective by the Securities and Exchange Commission.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Shares for which the undersigned is the record holder and, in the case of the Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, its share of the Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Shares in the transactions described in clauses (i) through (vi) below without the prior written consent of the Company, provided that (1) the Company receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the lock-up period and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the lock-up period:

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(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii)	as a distribution to members, partners or stockholders of the undersigned;

(iv)
to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that such affiliate, investment fund or other entity controlled or managed by the undersigned shall not be formed for the sole purpose of transferring, for value or otherwise, the Shares; or

(v)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family of the undersigned.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the foregoing, during the lock-up period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the consummation of the Financing if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

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